EXHIBIT 5

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KPMG LLP	Telephone	(604) 691-3000
CHARTERED ACCOUNTANTS	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7K 1K3
Canada

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

ID Biomedical Corporation

We consent to the use of our auditor’s report and our additional comments for U.S. readers on Canada - U.S. reporting differences related to the change in accounting principle, both dated February 24, 2005, except for note 23(b),  which is as of March 3, 2005, included in this annual report on Form 40-F.

KPMG LLP (SIGNED)

Chartered Accountants

Vancouver, Canada

March 3, 2005